Exhibit 99.1

Financial Contact Debra DiMaria Chief Financial Officer (516) 535-3681 debra.dimaria@proginet.com	Media Contact John F. Lynch Press and Media Relations (516) 535-3651 john.lynch@proginet.com

Proginet Announces First-Quarter 2009 Financial Results, Annual Shareholder Meeting to Take Place

Garden City, N.Y.—November 18, 2008—Proginet Corporation [OTCBB: PRGF], a world leader in multi-platform file transfer solutions, today announced financial results for the first quarter of fiscal 2009, which ended October 31, 2008. Total revenues for the quarter were $2,863,366, compared to total revenues of $2,002,386 in the equivalent period of fiscal 2008. Proginet reports a loss of $3,252 for the quarter, compared to a loss of $381,972 for the equivalent period last year.

“As I stated in Proginet’s announcement on November 7, we are confident that our efforts to optimize the Company will continue to yield improvements in both operational and financial performance,” stated Sandy Weil, Proginet’s President and CEO. “We will maintain our efforts in this regard and the team will remain completely focused.”

Proginet notes that today’s results are in line with preliminary numbers announced on November 7, 2008. Mr. Weil will discuss first-quarter results at the conclusion of today’s Annual Shareholder Meeting (full details below).

Annual Shareholder Meeting Today
Proginet's Annual Shareholder Meeting will be held at the offices of Proginet Corporation, 200 Garden City Plaza, Garden City, N.Y. 11530, on Tuesday, November 18, 2008, at 4:30 p.m. Eastern Time. Shareholders of record at the close of business on September 25, 2008, should have received notification of the meeting, with voting instructions, during the month of October.

Dial-in instructions for the Annual Shareholder Meeting and review of the end of quarter results are included below.

To listen or participate, shareholders should call the numbers below immediately prior to the meeting (you will need all of the following information):

Date and Time: Tuesday, November 18, 2008, at 4:30 p.m.
Leader: Mr. Sandy Weil
Passcode: AGM
Domestic Dial-in: 1 (888) 469-2033
International Dial-in: 1 (630) 395-0414

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To receive press releases and other corporate communications directly from Proginet, please e-mail investor@proginet.com or call (516) 535-3600.

FINANCIAL HIGHLIGHTS

Statement of Operations	Quarter ended October 31,
	2008 (unaudited)	2007 (unaudited)
Software license revenue	$1,454,606	$415,155
Software maintenance fees and other	1,332,622	1,540,731
Professional services	76,138	46,500
Total revenues	$2,863,366	$2,002,386
Total operating expenses, net	2,866,618	2,384,358
Net loss	$(3,252)	$(381,972)
Loss per share	$-	$(.03)

Balance Sheets
	Quarter ended October 31, 2008 (unaudited)	Year ended July 31, 2008
Cash	$1,892,438	$2,338,335
Trade accounts receivable, net	620,168	1,816,388
Property and equipment, net	368,661	181,226
Capitalized software development cost, net	3,993,701	3,660,387
Purchased software and other intangibles, net	780,615	915,660
Other assets	295,450	298,266
Total assets	$7,951,033	$9,210,262

Accounts payable and accrued expenses	$1,579,283	$1,373,890
Deferred revenues	2,488,989	4,011,556
Deferred rent	159,389	161,892
Total liabilities	4,227,661	5,547,338
Total stockholders’ equity	3,723,372	3,662,924
Total liabilities and stockholders’ equity	$7,951,033	$9,210,262

About Proginet Corporation
Proginet Corporation offers a universal, multi-platform software solution for fast, inexpensive and secure file transfers both inside and outside the enterprise. Proginet’s CyberFusion Integration Suite (CFI)® is used by companies of all sizes to conduct business more efficiently while protecting customer data and limiting the risks associated with sharing proprietary information with partners and colleagues around the globe. With over 20 years of experience in the managed file transfer arena, Proginet’s global customer base spans more than 30 countries and includes many Fortune 500 companies. Headquartered in New York, the company is publicly traded under the symbol [OTCBB: PRGF]. For more information, visit www.proginet.com.

Disclaimer
This press release may contain forward-looking information within the meaning of Section 29A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors under those sections. In some cases, you can identify forward-looking statements by terminology such as "expect," "believe," "may," "will," "plans" and "anticipate," or the negative of such terms or comparable terminology. Forward-looking statements appearing herein include statements concerning operating and profitability plans and goals and are based on current expectations.

The matters discussed in this press release also involve risks and uncertainties described from time to time in documents filed with the Securities and Exchange Commission, including but not limited to Form 10-KSBs, Form 10-QSBs, Form SB2's and Form 8-Ks (www.sec.gov).